Exhibit 99.1

Skillsoft Reports Financial Results for the First Quarter and Full Year of Fiscal 2027

●	Anticipated sale of Global Knowledge segment intended to center business around Skillsoft’s AI-native skills management platform
●	New Percipio® platform customers grew 67% quarter over quarter
●	Reaffirmed financial outlook for the full fiscal year

BOSTON – June 9, 2026 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”, “we”, “us”, “our” or the "Company"), a leading AI-native skills management platform, today announced its financial results for the first quarter of fiscal 2027 ended April 30, 2026, and provided financial outlook for full fiscal 2027 year.  Skillsoft previously had two operating and reportable segments: Talent Development Solutions (“TDS”) and Global Knowledge (“GK”). On April 30, 2026, we determined that the business of our GK segment met the criteria to be classified as held for sale and as discontinued operations. As a result, our TDS segment is our only remaining operating and reportable segment as of such date. Accordingly, the historical results of our former GK segment are presented as discontinued operations and, as such, have been excluded from continuing operations and segment results for all periods presented herein. Therefore, except for free cash flow(1), which includes both continuing and discontinued operations, all financial measures discussed below relate only to continuing operations. Free cash flow(1) guidance, however, is provided on a continuing operations basis.

Fiscal 2027 First Quarter Select Metrics and Financial Measures

●	Revenue of $94.5 million, down 5% from the prior year.
●	Net Loss improved by 37% to $18.7 million compared to Net Loss of $29.6 million the prior year. Net Loss per share improved by 40% to $2.12 compared to net loss per share of $3.56 the prior year.
●	Adjusted EBITDA(1) of $27 million, reflecting margin of 28% of Revenue, compared to $27 million and a margin of 27% of Revenue in the prior year.
●	Free Cash Flow(1) of $25 million compared to $26 million in the prior year.

“We continued to make meaningful strategic and operational progress in the first quarter, highlighted by our execution of an agreement to divest our Global Knowledge business, which once consummated, will represent an important step in simplifying Skillsoft’s operations and focusing the Company on its core enterprise platform opportunity,” said Ron Hovsepian, Skillsoft Executive Chair and CEO. “As we move forward, Skillsoft will be centered on the business where we see the greatest opportunity to help organizations build workforce readiness, close critical skills gaps and connect learning activity to measurable business outcomes.”

Hovsepian continued, “We are seeing encouraging signs across the business, including customer growth in the new AI-native Skillsoft platform , strong customer retention and continued engagement from enterprises that are preparing their workforces for an AI-driven future. AI is widening the skills gap faster than many organizations can address it, and customers are looking for trusted partners that can help them measure readiness, validate capability and build skills at scale. We believe Skillsoft is well positioned to meet that need through our AI-native skills management platform, and we remain focused on disciplined execution, improving free cash flow visibility and creating long-term value for our stakeholders.”

Fiscal 2027 First Quarter Business Highlights

●	In May 2026, Skillsoft announced an agreement to sell its GK business to an affiliate of Enduring Ventures.
●	Skillsoft grew new customer agreements for its next-generation Skillsoft Percipio® Platform by 67% quarter-over-quarter.
●	DRR(2) of 105% in the first quarter of 2027, up significantly from 91% in the year ago period; LTM DRR(2) of 98%, one percentage point lower than the year ago period.

“I am excited to have joined Skillsoft at such a strategic moment for the Company,” said Ron Kisling, Skillsoft Chief Financial Officer. “While I am still early in my tenure, I have been impressed by the strength of the team, the clarity of the strategic priorities and the opportunity ahead as we continue to focus on execution, operational discipline and long-term value creation.”

Full-Year Fiscal 2027 Financial Outlook

The following table reflects Skillsoft’s reiterated financial outlook for fiscal 2027, based on current market conditions, expectations, and assumptions:

Revenue	$388 million – $406 million
Adjusted EBITDA (1)	$108 million – $116 million
TDS Free Cash Flow (1)	$14 million – $22 million

(1)	Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definitions of these and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the tables at the back of this press release. We do not provide quantitative reconciliations for forward-looking non-GAAP financial measures, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. See “Non-GAAP Financial Measures” below for further detail.
(2)	See “Key Performance Metric below for the definition of DRR, how it is calculated, and the rationale for its use.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 407‑3088 from the United States and Canada or (201) 389‑0927 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for twelve months.

About Skillsoft

Skillsoft (NYSE: SKIL) is a leading AI-native skills management platform. The AI-native Skillsoft platform gives a clear view of workforce capability, closes critical skill gaps, and proves the impact of skills on business outcomes. With Skillsoft, organizations can build AI-ready teams, lower the cost and time of workforce development, and reduce execution risk as work continues to change. Thousands of organizations worldwide trust Skillsoft to power workforce readiness. Learn more at skillsoft.com.

Skillsoft Public Relations

PR@skillsoft.com

Non-GAAP Financial Measures

In addition to disclosing detailed operating results in accordance with U.S. GAAP, Skillsoft provides supplementary non-GAAP financial measures to consider in evaluating our operating performance. We track the non-GAAP financial measures that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. In addition, management uses these non-GAAP financial measures to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both U.S. GAAP and non-GAAP financial measures to assess management's decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We disclose the non-GAAP financial measures included in this press release because we believe that they provide meaningful supplemental information. However, non-GAAP financial measures have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these non-GAAP financial measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

Prior to the first quarter of fiscal 2027, Skillsoft reconciled both adjusted net income (loss) and adjusted EBITDA to net income (loss). However, as of April 30, 2026, we classified our GK segment as discontinued operations. As a result, commencing with the quarter ended April 30, 2026, we reconcile these non-GAAP measures to income (loss) from continuing operations, as the most directly comparable financial measure calculated in accordance with U.S. GAAP. This change reflects the fact that adjusted net income (loss) and adjusted EBITDA are intended to measure continuing operations only, and therefore exclude the operating results of our former GK segment, such that net income (loss) from continuing operations is the most directly-comparable GAAP measure. Note that all financial measures included below (other than free cash flow and adjusted free cash flow (levered), which each include both continuing and discontinued operations, relate only to continuing operations. Prior-period amounts have been recast to conform to the current presentation. In addition, commencing with the quarter ended April 30, 2026, we have: (i) added “litigation and regulatory matter expenses” as an exclusion to specified non-GAAP financial measures (as described below) as new non-ordinary course expenses that are not reflective of ongoing operations and that were not relevant to prior periods; and (ii) removed references to system migration costs as no longer applicable to the periods presented.

The non-GAAP financial measures included in this press release are: adjusted net income (loss); adjusted net income (loss) per share; adjusted net income (loss) margin % (i.e., adjusted net income (loss) as a percentage of revenue); adjusted EBITDA; adjusted EBITDA margin % (i.e., adjusted EBITDA as a percentage of revenue); adjusted total operating expenses; adjusted costs of revenues; adjusted content and software development expenses; adjusted selling and marketing expenses; adjusted general and administrative expenses; free cash flow, and adjusted free cash flow (levered).

We have provided at the back of this press release reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the three month periods ended April 30, 2026 and 2025. We do not reconcile our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

The non-GAAP measures included in this press release are defined as follows:

●

Adjusted net income (loss) is defined as net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal cash operating expenses necessary for our business operations, and certain accounting income and/or expenses. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance, and consist of the following (including the related tax effects), when applicable to the periods presented:

○	Impairment charges – Non-cash goodwill and intangible asset impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration-related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash

○

Litigation and regulatory matter expenses – Charges associated with certain litigation, regulatory, compliance and investigative matters and related costs including legal settlements, fines, penalties, remediation costs, professional fees and other directly attributable expenses arising from specific proceedings, inquiries, investigations or notices, including those from regulatory bodies or listing authorities. These matters are evaluated periodically, and excluded where they are determined to be outside of the ordinary course of business and not reflective of ongoing operations, based on factors such as frequency, complexity, nature of relief sought, and counterparty.

○	Executive exit costs – Costs associated with the departure of executives.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	Fair value adjustments – Mark-to-market adjustments of interest rate swap agreements.
○

Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other tangible assets when their carrying values are not recoverable.

●	Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the number of diluted weighted average shares outstanding.

●	Adjusted net income (loss) margin % is defined as adjusted net income (loss) as a percentage of revenue.

●

Adjusted EBITDA is defined as net income (loss) excluding (when applicable to the periods presented) the same exclusions set forth above for the determination of adjusted net income (loss) plus the additional exclusions set forth below. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance. The additional exclusions are:

○	Amortization of capitalized internally developed software – Non-cash amortization expense for finite-lived intangible assets other than those recognized as a part of business combination accounting.
○	Interest expense, net – Gross interest expense offset by interest income.
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income tax expense (benefit).

Non-GAAP Financial Measures - continued

●	Adjusted EBITDA margin %* is defined as adjusted EBITDA as a percentage of revenue.

●	Adjusted costs of revenues is defined as costs of revenues excluding (where applicable) depreciation expense, long-term incentive compensation expense and transformation costs.

●

Adjusted content and software development expenses is defined as content and software development expenses excluding (where applicable) depreciation expense, long-term incentive compensation expense and transformation costs.

●

Adjusted selling and marketing expenses is defined as selling and marketing expenses excluding (where applicable) depreciation expense, long-term incentive compensation expense and transformation costs.

●

Adjusted general and administrative expenses is defined as general and administrative expense excluding (where applicable) depreciation expense, long-term incentive compensation expense, litigation and regulatory expense, executive exit costs and transformation costs.

●

Adjusted total operating expenses is defined as costs of revenues, content and software development expenses, selling and marketing expenses, and general and administrative expenses, in each case excluding (where applicable) depreciation expense, long-term incentive compensation expense, litigation and regulatory expense, executive exit costs and transformation costs.

●

Free cash flow is defined as net cash provided by (used in) operating activities, less net purchases of property and equipment and internally developed software. Note that free cash flow does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●

Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact of the charges excluded in the determination of adjusted EBITDA (as set forth above). Note that adjusted free cash flow (levered) does not represent residual cash flow available to Skillsoft for discretionary expenditures.

Key Performance Metric

Skillsoft also uses a supplementary key performance metric (dollar retention rate) that we believe is a key financial measure of our success. Key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present key performance metrics when reporting their results. In addition, management uses dollar retention rate to assess operating performance, and to enhance investors’ understanding of the core operating results of our business. We believe investors use dollar retention rate to assess how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We use dollar retention rate because we believe that it provides meaningful supplemental information. However, this metric may not be comparable to other similarly titled measures of other companies. It is not a measure of financial condition or liquidity, and should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn and downgrades in such period divided by the beginning total renewable base of such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose not to renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Cautionary Notes Regarding Forward Looking Statements

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995, where applicable. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements with respect to our guidance and outlook (including our Full Year Fiscal 2027 Financial Outlook), our product development and planning, our pipeline, future capital expenditures and capital allocation, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies and their anticipated impact, including with respect to our GK business, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, and objectives, our ability to regain and/or maintain compliance with New York Stock Exchange listing standards, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probable,” or similar expressions, employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by their nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”)” in our Annual Report on Form 10‑K for the fiscal year ended January 31, 2026 (“2026 Form 10-K”), as well as “Part II – Item 1A. Risk Factors and Item 7. MD&A” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2026 Form 10-K, in this document and in our other filings with the Securities and Exchange Commission ("SEC"). The forward-looking statements contained in this document represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this press release, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are not guarantees or assurances of future performance and may not reflect (and may be materially different from) actual results.

All forward-looking statements contained herein are expressly qualified in their entirety by the foregoing cautionary statements.

Industry and Market Data

Within this document, we reference information and statistics regarding market share, industry data and our market position. Certain of this information has been obtained from various independent third-party sources, including independent industry publications, news reports, reports by market research firms and other independent sources. We believe that these external sources and estimates are reliable but have not independently verified them. In addition, certain of this information and statistics are based on our own internal surveys and assessments, which are developed in good faith using reasonable estimates. The information is based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins

SKIL@alpha-ir.com

Media:

PR@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	April 30, 2026	January 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$115,562	$94,123
Restricted cash	2,811	2,805
Accounts receivable, net of allowance for credit losses of approximately $366 and $382 as of April 30, 2026 and January 31, 2026, respectively	77,313	154,811
Prepaid expenses and other current assets	38,176	34,876
Assets held for sale	53,148	81,279
Total current assets	287,010	367,894
Goodwill	287,650	287,650
Intangible assets, net	258,654	285,138
Other assets	19,697	22,436
Total assets	$853,011	$963,118
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	1,000	1,000
Accounts payable	9,056	15,170
Accrued compensation	22,336	37,280
Accrued expenses and other current liabilities	14,587	17,934
Deferred revenue	221,299	257,331
Liabilities associated with assets held for sale	39,229	41,822
Total current liabilities	313,911	376,941

Long-term debt	568,163	570,769
Deferred tax liabilities	34,712	33,849
Deferred revenue - non-current	1,117	1,117
Other long-term liabilities	7,923	10,669
Total long-term liabilities	611,915	616,404
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value per share: 18,750,000 shares authorized and 9,135,428 shares issued and 8,835,651 shares outstanding as of April 30, 2026, and 9,095,922 shares issued and 8,796,145 shares outstanding as of January 31, 2026	1	1
Additional paid-in capital	1,578,986	1,576,794
Accumulated (deficit)	(1,626,324)	(1,583,210)
Treasury stock, at cost - 299,777 shares as of April 30, 2026 and January 31, 2026	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	(14,587)	(12,921)
Total shareholders’ equity (deficit)	(72,815)	(30,227)
Total liabilities and shareholders’ equity (deficit)	$853,011	$963,118

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended April 30,
	2026	2025
Revenues:
Total revenues	$94,498	$99,148
Operating expenses:
Costs of revenues	15,889	16,516
Content and software development expenses	13,052	13,324
Selling and marketing expenses	26,960	29,748
General and administrative expenses	15,994	19,182
Amortization of intangible assets	29,561	30,106
Acquisition and integration related costs	—	523
Restructuring charges	1,341	1,016
Total operating expenses	102,797	110,415
Operating income (loss)	(8,299)	(11,267)
Other income (expense), net	2,606	(917)
Fair value adjustment of interest rate swaps	1,245	(4,256)
Interest income	545	468
Interest expense	(13,748)	(14,396)
Income (loss) before provision for (benefit from) income taxes	(17,651)	(30,368)
Provision for (benefit from) income taxes	1,044	(741)
Income (loss) from continuing operations	(18,695)	(29,627)
Income (loss) from discontinued operations, net of income taxes	(24,419)	(8,422)
Net income (loss)	$(43,114)	$(38,049)

Per basic and diluted share:
Income (loss) from continued operations	$(2.12)	$(3.56)
Income (loss) from discontinued operations	(2.77)	(1.01)
Net income (loss)	$(4.89)	$(4.57)
Weighted average common share outstanding:
Basic and diluted	8,811,277	8,324,864

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(43,114)	$(38,049)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization expense for intangible assets	30,866	31,608
Stock-based compensation expense	2,842	4,081
Depreciation expense	452	447
Loss on disposal and impairment of goodwill related to disposal group	15,603	—
Non-cash interest expense	596	566
Non-cash operating lease right-of-use asset expense	404	408
Provision for credit loss expense (recovery)	(16)	(232)
Fair value adjustment of interest rate swaps	(1,245)	4,256
Unrealized foreign currency (gain) loss	(179)	—
Provision for (benefit from) deferred income taxes – non-cash	1,385	(1,225)
Changes in assets and liabilities:
Accounts receivable	80,875	86,559
Prepaid expenses and other assets, including long-term	4,641	1,243
Accounts payable	(6,107)	6,992
Accrued expenses and other liabilities, including long-term	(21,289)	(21,780)
Deferred revenue	(36,774)	(43,576)
Net cash provided by (used in) operating activities	28,940	31,298
Cash flows from investing activities:
Purchase of property and equipment	(425)	(515)
Internally developed software - capitalized costs	(3,076)	(4,619)
Net cash provided by (used in) investing activities	(3,501)	(5,134)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(114)	(352)
Principal payments on term loans	(3,202)	(1,601)
Net cash provided by (used in) financing activities	(3,316)	(1,953)
Effect of exchange rate changes on cash and cash equivalents	(356)	3,384
Net increase (decrease) in cash, cash equivalents and restricted cash	21,767	27,595
Cash, cash equivalents and restricted cash, beginning of period	104,478	103,337
Cash, cash equivalents and restricted cash, end of period	$126,245	$130,932

Supplemental disclosure of cash flow information:
Cash and cash equivalents:
Continuing operations	$115,562	$121,880
Held for sale	7,015	5,961
	122,577	127,841
Restricted cash:
Continuing operations	2,811	2,091
Held for sale	857	1,000
	3,668	3,091
Cash, cash equivalents and restricted cash, end of period	$126,245	$130,932

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, number of shares and per share amounts, unaudited)

	Three Months Ended April 30,
	2026	2025
Total revenues, as reported	$94,498	$99,148

Income (loss) from continuing operations	$(18,695)	$(29,627)

Amortization of acquired intangible assets (1)	26,093	27,290
Acquisition and integration related costs	—	523
Restructuring charges	1,341	1,016
Long-term incentive compensation expenses	2,950	4,539
Litigation and regulatory expenses	373	—
Transformation costs	371	1,602
Other (income) expense, net	(2,606)	917
Fair value adjustment of interest rate swaps	(1,245)	4,256
Tax impact of adjustments	1,613	(980)
Adjusted net income (loss)	10,195	9,536

Interest expense, net	13,203	13,928
Expense (benefit from) income taxes, excluding tax impacts above	(569)	239
Depreciation	343	320
Amortization of capitalized internally developed software (1)	3,468	2,816
Adjusted EBITDA	$26,640	$26,839

Weighted average common shares outstanding:
Basic and diluted	8,811,277	8,324,864

Basic and diluted per share information:
Income (loss) from continuing operations per share	$(2.12)	$(3.56)
Adjusted net income (loss) per share (2)	$1.16	$1.15

Income (loss) from continuing operations margin %	(19.8)%	(29.9)%
Amortization of acquired intangible assets (1)	27.6%	27.5%
Acquisition and integration related costs	0.0%	0.5%
Restructuring charges	1.4%	1.0%
Long-term incentive compensation expenses	3.1%	4.6%
Litigation and regulatory expenses	0.4%	0.0%
Executive exit costs	0.0%	0.0%
Transformation costs	0.4%	1.6%
Fair value adjustment of interest rate swaps	(2.8)%	0.9%
Other (income) expense, net	(1.2)%	4.4%
Tax impact of adjustments	1.7%	(1.0)%
Adjusted net income (loss) margin %	10.8%	9.6%
Interest expense, net	13.9%	14.2%
Expense (benefit from) income taxes, excluding tax impacts above	(0.6)%	0.2%
Depreciation	0.4%	0.3%
Amortization of capitalized internally developed software (1)	3.7%	2.8%
Adjusted EBITDA margin %	28.2%	27.1%

(1)	All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of Adjusted EBITDA.
(2)	Because the Company reported a GAAP net loss, diluted shares were anti-dilutive and therefore excluded from both "income (loss) from continuing operations" and "Adjusted net income (loss)" per share.

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended April 30,
	2026	2025
Operating expenses:
GAAP costs of revenues	$15,889	$16,516
Depreciation	(59)	(66)
Long-term incentive compensation expenses	(91)	(179)
Adjusted costs of revenues	15,739	16,271

GAAP content and software development expenses	13,052	13,324
Depreciation	(90)	(81)
Long-term incentive compensation expenses	(288)	(1,146)
Adjusted content and software development expenses	12,674	12,097

GAAP selling and marketing expenses	26,960	29,748
Depreciation	(150)	(133)
Long-term incentive compensation expenses	(540)	(949)
Adjusted selling and marketing expenses	26,270	28,666

GAAP general and administrative expenses	15,994	19,182
Depreciation	(44)	(40)
Long-term incentive compensation expenses	(2,031)	(2,265)
Litigation and regulatory expenses	(373)	—
Transformation costs	(371)	(1,602)
Adjusted general and administrative expenses	13,175	15,275

Total GAAP operating expenses	71,895	78,770
Depreciation	(343)	(320)
Long-term incentive compensation expenses	(2,950)	(4,539)
Litigation and regulatory expenses	(373)	—
Transformation costs	(371)	(1,602)
Adjusted total operating expenses	$67,858	$72,309

SKILLSOFT CORP.

FREE CASH FLOW and ADJUSTED FREE CASH FLOW (LEVERED) RECONCILIATION

(in thousands, unaudited)

	Three Months Ended April 30,
	2026	2025
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$28,940	$31,298
Purchase of property and equipment, net	(425)	(515)
Internally developed software - capitalized costs	(3,076)	(4,619)
Free cash flow	25,439	26,164
Cash impact for adjusted EBITDA excluded charges	7,226	4,980
Adjusted free cash flow (levered)	$32,665	$31,144